Exhibit 99.1

Mawson Infrastructure Group Inc. Announces $6.4 Million Registered Direct Offering

Atlanta, Georgia, USA — July 18, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, today announced a $6.4 million registered direct offering.

Mawson has entered into a definitive agreement with an institutional investor for the issuance and sale of 8,000,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 10,000,000 shares of its common stock at an offering price of $0.80 per share (or pre-funded warrant) and accompanying warrant, in a registered direct offering. The warrants will have an exercise price of $1.01 per share, are exercisable six months following issuance, and will expire five and one-half years following issuance. The offering is expected to close on or about July 20, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Mawson from the offering are expected to be approximately $6.4 million, before deducting the placement agent’s fees and other offering expenses payable by Mawson. Mawson intends to use the net proceeds from this offering to continue to build out its digital infrastructure, for potential strategic transactions and also for general corporate purposes, including working capital.

The securities described above are being offered and sold by Mawson pursuant to a “shelf” registration statement on Form S-3 (File No. 333-264062), including a base prospectus, previously filed with the Securities and Exchange Commission, or the SEC, on April 1, 2022 and declared effective by the SEC on April 11, 2022. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and an accompanying base prospectus relating to the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, by visiting the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail at placements@hcwco.com or telephone at (212) 856-5711.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Mawson Infrastructure Group

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the satisfaction of the closing conditions in this offering, the use of proceeds of this offering, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com